Exhibit 24.1

VACCINEX, INC.

POWER OF ATTORNEY

Each of the undersigned directors and officers of Vaccinex, Inc., a Delaware corporation (the “Registrant”), hereby constitutes and appoints Maurice Zauderer, Ph.D., and Jill Sanchez, and each of them, with full power of substitution and resubstitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act in such person’s name, place and stead, in any and all capacities, to execute and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), a registration statement on Form S-3 relating to the offer and resale by certain selling securityholders of (i) shares of common stock, par value $0.0001 per share, of the Registrant (“Common Stock”), and (ii) warrants to purchase shares of Common Stock, and any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the undersigned, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and approving all that said attorneys-in-fact or any of them and any substitute therefor may lawfully do or cause to be done by virtue thereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Signature	Title	Date

/s/ Maurice Zauderer, Ph.D.	President, Chief Executive Officer and Director	April 25, 2024
Maurice Zauderer, Ph.D.	(Principal Executive Officer)

/s/ Jill Sanchez	Chief Financial Officer	April 25, 2024
Jill Sanchez	(Principal Financial and Accounting Officer)

/s/ Albert D. Friedberg	Chairman of the Board	April 26, 2024
Albert D. Friedberg

/s/ Chrystyna Bedrij Stecyk	Director	April 25, 2024
Chrystyna Bedrij Stecyk

/s/ Jacob B. Frieberg	Director	April 25, 2024
Jacob B. Frieberg

/s/ Bala S. Manian, Ph.D.	Director	April 25, 2024
Bala S. Manian, Ph.D.

/s/ Gerald E. Van Strydonck	Director	April 25, 2024
Gerald E. Van Strydonck

/s/ Barbara Yanni	Director	April 25, 2024
Barbara Yanni